Exhibit 99.1

THE BANK OF KENTUCKY FINANCIAL CORPORATION

ANNOUNCES FOURTH QUARTER EARNINGS

Earnings per share up 44% for the fourth quarter and 30% for 2010

CRESTVIEW HILLS, KENTUCKY, January 20, 2011 – The Bank of Kentucky Financial Corporation (the “Company”) (NASDAQ: BKYF), the holding company of The Bank of Kentucky, Inc. (the “Bank”), today reported its earnings for the fourth quarter and twelve months ended December 31, 2010. For the fourth quarter and twelve months of 2010, the Company reported an increase in diluted earnings per common share of 44% and 30% respectively from the same periods in 2009.

A summary of the Company’s results follows:

Fourth Quarter ended December 31,	2010	2009	Change
Net income	$3,673,000	$2,328,000	58%
Net income available to common shareholders	$2,966,000	$1,819,000	63%
Earnings per common share, basic	$0.46	$0.32	44%
Earnings per common share, diluted	$0.46	$0.32	44%

Year ended December 31,	2010	2009	Change
Net income	$11,671,000	$8,760,000	33%
Net income available to common shareholders	$9,425,000	$6,968,000	35%
Net income per common share, basic	$1.61	$1.24	30%
Net income per common share, diluted	$1.61	$1.23	30%

Robert Zapp, President and Chief Executive Officer stated, “The fourth quarter was a very active period for the Company. A very successful stock issue in November, which allowed us to repurchase a portion of the TARP preferred stock, was a notable highlight. Significant revenue growth and improving credit metrics highlighted the increase in earnings in the fourth quarter. While credit quality has been trending in the right direction, the economic recovery is slow and we will continue to work closely with our business clients trying to emerge from the downturn. With much of the fight behind us, we will continue to focus on lending and identifying opportunities to assist businesses in a wide range of credit needs. We are pleased to report the Company’s successful fourth quarter financial performance, but stand ready to execute our strategy to grow organically and seek opportunities to expand the franchise through acquisition.”

On November 22, 2010 the Company announced the closing of a public offering of 1,765,588 shares of its common stock at $17.00 per share, for net proceeds of approximately $28.1 million. This offering was followed by the Company’s repurchase, on December 22, 2010, of $17 million of the outstanding $34 million of its Fixed Rate Cumulative Perpetual Preferred Stock, Series A(the “Series A Preferred Stock”), previously issued to the U.S. Department of the Treasury. As a result of the partial repurchase, the Company recognized the accretion of the remaining discount on the repurchased Series A Preferred Stock as of the date of repurchase. The additional accretion recognized at the date of repurchase reduced net income available to common stockholders for the fourth quarter of 2010 by $215,000.

Two acquisitions that were completed in the fourth quarter of 2009 also had a significant impact on the Company’s fourth quarter 2010 income statement as compared to the fourth quarter of 2009. In the fourth quarter of 2009, the Bank completed the purchase of three banking offices of Integra Bank Corporation’s wholly-owned bank subsidiary, Integra Bank N.A., located in Crittenden, Dry Ridge and Warsaw, Kentucky and a portfolio of selected commercial loans originated by Integra Bank’s Covington, Kentucky loan production office. This transaction added $76 million in deposits and $107 million in loans. The Bank also completed the purchase of Tapke Asset Management, LLC (“TAM”) in the fourth quarter of 2009.

Driving the increase in earnings in the fourth quarter of 2010 was strong revenue growth and a lower provision for loan losses as compared to the fourth quarter of 2009. Total revenue increased $2,093,000 or 12% from the fourth quarter of 2009 while the provision for loan losses decreased $1,500,000 or 33% in the same period. The growth in revenue included a $1,267,000 or 10% increase in net interest income and a $826,000 or 18% increase in non interest income. The decrease in the provision for loan losses reflected improving credit metrics.

Net interest income increased $1,267,000, or 10% in the fourth quarter of 2010, as compared to the same period in 2009, while the net interest margin, on a tax equivalent basis, increased 5 basis points from 3.65% in the fourth quarter of 2009 to 3.70% in the fourth quarter of 2010. Contributing to the increase in net interest income was the growth in average earning assets which increased $121 million, or 9% on average from the fourth quarter of 2009.

The provision for loan losses decreased by $1,500,000 (33%) in the fourth quarter of 2010, as compared to the same period in 2009. Contributing to this decrease were lower levels on non-performing loans and charge-offs as compared to December 2009. The Company’s non-performing loans as a percentage of total loans were 1.90% as of December 31, 2010, as compared to 2.21% as of December 31, 2009, while annualized net charge-offs to average loans decreased from 1.12% in the fourth quarter of 2009 to 1.00% in the fourth quarter of 2010, and the net charge-off ratio was lower than the levels experienced over the last four quarters. The Company recorded $2,795,000 in net charge-offs in the fourth quarter of 2010 as compared to $3,125,000 in the fourth quarter of 2009. On a sequential basis, the provision for loan losses of $3,000,000 in the fourth quarter of 2010 was $500,000 lower than the provision in the third quarter of 2010, while non-performing loans increased from $19 million (1.69% of total loans) at September 30, 2010 to $21.1 million (1.90% of total loans) at December 31, 2010. Net charge-offs on a sequential basis decreased from $2,867,000 (1.02% of loans) in the third quarter of 2010 to $2,795,000 (1.00% of loans) in the fourth quarter of 2010. As a result of the impact that current economic conditions have had on the Company’s loan portfolio, the allowance for loan losses (ALL) increased $2,215,000 (15%) from December 31, 2009. As a result of the added allowance, the ALL has increased from 1.31% of loans at the end of the fourth quarter of 2009 to 1.57% of loans at the end of the fourth quarter of 2010. Removing the loans purchased from Integra, the ALL would be approximately 1.72% of loans at the end of fourth quarter 2010. The portfolio of commercial loans purchased from Integra in the fourth quarter of 2009 were purchased at a discount of .98%, and current accounting does not allow this discount to be added to the ALL. The adequacy of the ALL is analyzed quarterly and adjusted as necessary to maintain appropriate reserves for probable incurred losses in the Bank’s loan portfolio.

Non-interest income increased 18% ($826,000) in the fourth quarter of 2010, as compared to the same period in 2009, while non-interest expense increased 16% ($1,524,000) from the same period last year. Contributing to the increase in non-interest income was gains on the sale of real estate loans which increase $670,000 (243%) from the fourth quarter of 2009. These gains were driven by extremely low interest rates, which have prompted increased demand for home mortgage loan refinancing. Non-interest income in the fourth quarter of 2009 included $465,000 in gains on the sale of securities versus $0 in the fourth quarter of 2010. Other increases in non-interest income included trust income and bankcard revenue. Contributing to the $279,000 (87%) increase in trust fees was the TAM acquisition. Non-interest expense in the fourth quarter of 2010 included the full quarter effect of both the Integra branch acquisition and the TAM acquisition. Added personnel from the TAM and Integra acquisitions and higher commissions associated with the gains on the sale of real estate loans contributed to the 21% ($873,000) increase in salaries and benefits. Commissions accounted for $147,000 of this increase in salaries and benefits, which was 218% higher than the fourth quarter of 2009.

Total assets were $1.665 billion at the end of the fourth quarter of 2010, which was $100 million or 6% higher than the same date a year ago. Total loans decrease $48 million (4%) while investments in securities and other short-term investments grew $71 million (33%) and $74 million (127%) respectively, from December of 2009 and were funded by an increase in deposits of $79 million or 6%. Shareholders’ equity totaled $ $159 million at the end of 2010 which was $18 million (13%) higher than the end of 2009. The growth in equity was a result of earnings and the net increase in capital from the common stock offering less the Series A Preferred Stock repurchase.

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

	Fourth Quarter Comparison				Year ended December 31, Comparison
Income Statement Data	12/31/10	12/31/09	% Chg		12/31/10	12/31/09	% Chg
Interest income	$16,402	$16,322	0%		$66,682	$62,750	6%
Interest expense	2,973	4,160	(29)%		13,273	17,957	(26)%

Net interest income	13,429	12,162	10%		53,409	44,793	19%

Provision for loan losses	3,000	4,500	(33)%		15,500	12,825	21%

Net interest income after provision for loan losses	10,429	7,662	36%		37,909	31,968	19%
Non interest income	5,542	4,716	18%		20,714	16,616	25%
Non interest expense	10,770	9,246	16%		42,424	36,677	16%

Net income before income taxes	5,201	3,132	66%		16,199	11,907	36%
Provision for income taxes	1,528	804	90%		4,528	3,147	44%

Net income	3,673	2,328	58%		11,671	8,760	33%
Preferred stock dividends & amortization	707	509	39%		2,246	1,792	25%

Net income available to common shareholders	$2,966	$1,819	63%		$9,425	$6,968	35%

Per Common Share Data
Diluted earnings per common share	0.46	0.32	44%		1.61	1.23	30%
Cash dividends declared	0.00	0.00	0%		0.56	0.56	0%
Earnings Performance Data
Return on common equity	9.33%	6.76%	257	bps	8.23%	6.66%	157	bps
Return on assets	.91%	.63%	28	bps	.75%	.65%	10	bps
Net interest margin	3.62%	3.57%	5	bps	3.72%	3.56%	16	bps

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

Balance Sheet Data

	December 31, 2010	December 31, 2009
Assets:
Cash and cash equivalents	$171,399	$98,738
Investments	285,326	214,667
Loans held for sale	15,279	6,798
Total loans, gross	1,107,274	1,154,984
Allowance for loan losses	(17,368)	(15,153)
Premises and equipment, net	23,170	23,588
Goodwill and acquisition intangibles, net	25,464	26,936
Other assets and accrued interest receivable	54,340	54,440

Total assets	$1,664,884	$1,564,998

Liabilities & Shareholders’ Equity
Total deposits	$1,422,312	$1,343,272
Short-term borrowings	23,419	21,669
Notes payable	48,761	44,781
Accrued interest payable and other liabilities	11,022	14,143

Total liabilities	1,505,514	1,423,865
Common stockholders’ equity	142,580	107,907
Preferred stock	16,790	33,226

Shareholders’ equity	159,370	141,133
Total liabilities and shareholders’ equity	$1,664,884	$1,564,998

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

	Average Balance Sheet Rates (presented on a tax equivalent basis )
	Quarter ended December 31, 2010			Quarter ended December 31, 2009
	Average outstanding balance	Interest earned/ paid	Yield/ rate	Average outstanding balance	Interest earned/ paid	Yield/ rate
Interest-earning assets:
Loans receivable (1)(2)	$1,133,524	$15,228	5.33%	$1,123,355	15,106	5.33%
Securities (2)	252,793	1,352	2.12	182,769	1,390	3.02
Other interest-earning assets	85,384	113	.53	44,822	86	.76

Total interest-earning assets	1,471,701	16,693	4.50	1,350,946	16,582	4.87

Non-interest-earning assets	124,134			104,550

Total assets	$1,595,835			$1,455,496

Interest-bearing liabilities:
Transaction accounts	682,826	684	0.40	629,018	1,068	0.67
Time deposits	448,064	1,995	1.77	435,326	2,775	2.53
Borrowings	69,784	294	1.67	67,517	317	1.86

Total interest-bearing liabilities	1,200,674	2,973	.98	1,131,861	4,160	1.46

Non-interest-bearing liabilities	237,383			183,633

Total liabilities	1,438,057			1,315,494

Shareholders’ equity	157,778			140,002

Total liabilities and shareholders’ equity	$1,595,835			$1,455,496

Net interest income		$13,720			$12,422

Interest rate spread			3.52%			3.41%

Net interest margin (net interest income as a percent of average interest-earning assets)			3.70%			3.65%

(1)	Includes non-accrual loans.
(2)	Income presented on a tax equivalent basis using a 34.62% and 34.35% tax rate in 2010 and 2009, respectively. The tax equivalent adjustment was $291,000 and $260,000 in 2010 and 2009, respectively.

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

	Average Balance Sheet Rates (presented on a tax equivalent basis )
	Year ended December 31, 2010			Year ended December 31, 2009
	Average outstanding balance	Interest earned/ paid	Yield/ rate	Average outstanding balance	Interest earned/ paid	Yield/ rate
Interest-earning assets:
Loans receivable (1)(2)	$1,137,373	$61,535	5.41%	$1,066,886	$58,093	5.45%
Securities (2)	236,838	5,812	2.45	156,847	5,354	3.41
Other interest-earning assets	62,722	395	.63	34,224	298	0.87

Total interest-earning assets	1,436,933	67,742	4.71	1,257,957	63,745	5.07

Non-interest-earning assets	124,408			99,562

Total assets	$1,561,341			$1,357,519

Interest-bearing liabilities:
Transaction accounts	679,597	3,012	0.44	568,135	3,924	0.69
Time deposits	450,712	9,054	2.01	416,179	12,505	3.00
Borrowings	67,628	1,207	1.78	67,527	1,528	2.26

Total interest-bearing liabilities	1,197,937	13,273	1.11	1,051,841	17,957	1.71

Non-interest-bearing liabilities	215,427			171,585

Total liabilities	1,413,364			1,223,426

Shareholders’ equity	147,977			134,093

Total liabilities and shareholders’ equity	$1,561,341			$1,357,519

Net interest income		$54,469			$45,788

Interest rate spread			3.60%			3.36%

Net interest margin (net interest income as a percent of average interest-earning assets)			3.79%			3.64%

(1)	Includes non-accrual loans.
(2)	Income presented on a tax equivalent basis using a 34.62% and 34.35% tax rate in 2010 and 2009, respectively. The tax equivalent adjustment was $1,060,000 and $995,000 in 2010 and 2009, respectively.

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

	Five-Quarter Comparison
Income Statement Data	12/31/10	9/30/10	6/30/10	3/31/10	12/31/09
Net interest income	$13,429	$13,592	$13,454	$12,934	$12,162
Provision for loan losses	3,000	3,500	4,500	4,500	4,500

Net interest income after provision for loan losses	10,429	10,092	8,954	8,434	7,662

Service charges and fees	2,411	2,589	2,622	2,267	2,408
Gain on sale of real estate loans	946	1,041	337	322	276
Gain on sale of securities	—	—	—	—	465
Trust fee income	601	620	602	550	322
Bankcard transaction revenue	774	727	749	673	615
Gains/(losses) on Other Real Estate Owned	(125)	(110)	30	141	14
Other non-interest income	935	760	600	652	616

Total non-interest income	5,542	5,627	4,940	4,605	4,716

Salaries and employee benefits expense	4,959	5,110	4,764	4,565	4,086
Occupancy and equipment expense	1,185	1,195	1,187	1,450	1,139
Data processing expense	484	442	443	461	426
State bank taxes	477	492	507	490	433
Amortization of intangible assets	357	357	375	384	258
FDIC Insurance	566	504	587	585	553
Other non-interest expenses	2,742	2,625	2,453	2,678	2,351

Total non-interest expense	10,770	10,725	10,316	10,613	9,246

Net income before income tax expense	5,201	4,994	3,578	2,426	3,132
Income tax expense	1,528	1,466	968	566	804

Net income	3,673	3,528	2,610	1,860	2,328
Preferred stock dividends & amortization	707	515	514	510	509

Net income available to common shareholders	$2,966	$3,013	$2,096	$1,350	$1,819

Per Common Share Data
Diluted earnings per common share	0.46	0.53	0.37	0.24	0.32
Cash dividends declared	0.00	0.28	0.00	0.28	0.00
Weighted average common shares outstanding
Basic	6,434,354	5,666,707	5,666,707	5,666,707	5,622,142
Diluted	6,434,354	5,666,707	5,666,707	5,681,515	5,652,722
Earnings Performance Data
Return on common equity	9.33%	10.68%	7.59%	5.03%	6.76%
Return on assets	.91%	.93%	.67%	.48%	.63%
Net interest margin	3.62%	3.90%	3.74%	3.63%	3.57%
Net interest margin (tax equivalent)	3.70%	3.97%	3.81%	3.69%	3.65%

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

	Five-Quarter Comparison
Balance Sheet Data	12/31/10	9/30/10	6/30/10	3/31/10	12/31/09
Assets:
Cash and cash equivalents	$171,399	$41,280	$69,094	$121,299	$98,738
Investments	285,326	240,657	233,817	240,650	214,667
Loans held for sale	15,279	21,903	6,795	2,072	6,798
Total loans	1,107,274	1,120,168	1,122,964	1,142,609	1,154,984
Allowance for loan losses	(17,368)	(17,163)	(16,531)	(15,607)	(15,153)
Premises and equipment, net	23,170	23,373	23,690	23,883	23,588
Goodwill and acquisition intangibles, net	25,464	25,820	26,178	26,552	26,936
Other assets & accrued interest receivable	54,340	54,028	53,613	54,096	54,440

Total assets	$1,664,884	$1,510,066	1,519,620	1,595,554	1,564,998

Liabilities & Shareholders’ Equity
Total deposits	$1,422,312	$1,271,455	$1,300,949	$1,376,468	$1,343,272
Short-term borrowings	23,419	36,175	18,097	22,833	21,669
Notes payable	48,761	44,766	44,770	44,776	44,781
Accrued interest payable & other liabilities	11,022	11,307	10,894	10,214	14,143

Total liabilities	1,505,514	1,363,703	1,374,710	1,454,291	1,423,865
Common stockholders’ equity	142,580	112,873	111,510	107,952	107,907
Preferred stock	16,790	33,490	33,400	33,311	33,226

Shareholders’ equity	159,370	146,363	144,910	141,263	141,133
Total liabilities and shareholders’ equity	$1,664,884	$1,510,066	1,519,620	1,595,554	1,564,998

Common shares outstanding	7,432,295	5,666,707	5,666,707	5,666,707	5,666,707
Average Balance Sheet Data
Average investments	$252,793	$234,335	$243,572	$216,280	$182,769
Average other earning assets	85,384	28,232	60,416	77,147	44,822
Average loans	1,133,524	1,123,503	1,139,730	1,153,099	1,123,355
Average earning assets	1,471,701	1,386,070	1,443,718	1,446,526	1,350,946
Average assets	1,595,835	1,509,821	1,567,837	1,572,174	1,455,496
Average deposits	1,366,256	1,285,557	1,347,906	1,354,035	1,236,465
Average interest bearing deposits	1,130,890	1,083,935	1,146,120	1,161,137	1,064,344
Average interest bearing transaction deposits	682,826	637,835	695,866	702,534	629,018
Average interest bearing time deposits	448,064	446,100	450,254	458,603	435,326
Average borrowings	69,784	67,153	66,333	67,144	67,517
Average interest bearing liabilities	1,200,674	1,151,088	1,212,453	1,288,281	1,131,861
Average common stockholders equity	126,068	112,192	109,732	107,929	106,818
Average preferred stock	31,710	33,445	33,355	33,269	33,184

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data

	Five-Quarter Comparison
Asset Quality Data	12/31/10	9/30/10	6/30/10	3/31/10	12/31/09
Allowance for loan losses to total loans	1.57%	1.53%	1.47%	1.37%	1.31%
Allowance for loan losses to non-performing loans	82%	90%	74%	72%	59%
Nonaccrual loans	$21,062	$18,768	$22,184	$21,692	$23,826
Loans – 90 days past due & still accruing	414	207	213	114	1,736

Total non-performing loans	21,062	18,975	22,397	21,806	25,562
OREO and repossessed assets	795	1,392	1,397	1,535	1,381

Total non-performing assets	21,857	20,367	23,794	23,341	26,943

Restructured loans-accruing	6,135	3,901	3,441	6,332	3,568
Non-performing loans to total loans	1.90%	1.69%	1.99%	1.91%	2.21%
Non-performing assets to total assets	1.32%	1.35%	1.57%	1.47%	1.73%
Annualized charge-offs to average loans	1.00%	1.02%	1.26%	1.41%	1.12%
Net charge-offs	$2,795	$2,867	$3,577	$4,046	$3,125

About BKFC

BKFC, a bank holding company with assets of approximately $1.665 billion, offers banking and related financial services to both individuals and business customers. BKFC operates thirty-one branch locations and forty-seven ATMs in the Northern Kentucky market.

For more information contact:

Martin Gerrety

Executive Vice President and CFO

(859) 372-5169

mgerrety@bankofky.com

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